DIGITAL REALTY

3Q23 Financial Results

October 2023

Earnings Press Release
and Supplemental Information

3Q
23

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	Third Quarter 2023

Financial Supplement
Corporate Information	Third Quarter 2023

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops, and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of September 30, 2023, the company’s 312 data centers, including 66 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 39.5 million square feet, excluding approximately 9.2 million square feet of space under active development and 3.9 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia, and Africa. For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters 5707 Southwest Parkway, Building 1, Suite 275 Austin, TX 78735 Telephone: (737) 281-0101 Website: https://www.digitalrealty.com/

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Colin M. McLean

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

BMO
	Bank of America		BMO Capital	BNP Paribas
Argus Research	Merrill Lynch	Barclays	Markets	Exane	Citigroup	Deutsche Bank
Marie Ferguson	David Barden	Brendan Lynch	Ari Klein	Nate Crossett	Michael Rollins	Matthew Niknam
(212) 425-7500	(646) 855-1320	(212) 526-9428	(212) 885-4103	(646) 725-3716	(212) 816-1116	(212) 250-4711

Edward Jones	Evercore ISI	Green Street Advisors	J.P. Morgan	Jefferies	MoffettNathanson	Morgan Stanley
Kyle Sanders	Irvin Liu	David Guarino	Richard Choe	Jonathan Petersen	Nick Del Deo	Simon Flannery
(314) 515-0198	(415) 800-0183	(949) 640-8780	(212) 662-6708	(212) 284-1705	(212) 519-0025	(212) 761-6432

Morningstar	Raymond James	RBC Capital Markets	Scotiabank	Stifel	TD Cowen	Truist Securities
Matthew Dolgin	Frank Louthan	Jonathan Atkin	Maher Yaghi	Erik Rasmussen	Michael Elias	Anthony Hau
(312) 696-6783	(404) 442-5867	(415) 633-8589	(437) 995-5548	(212) 271-3461	(646) 562-1358	(212) 303-4176

UBS	Wells Fargo	Wolfe Research
John Hodulik	Eric Luebchow	Andrew Rosivach
(212) 713-4226	(312) 630-2386	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at www.digitalrealty.com.

Upcoming Conference Schedule

Nov. 14 – 16, 2023	REITworld 2023 Annual Conference	Los Angeles, CA
Dec. 5, 2023	Jefferies 3rd Annual Global Real Estate	Miami, FL

Webcasts for these events are available through the Digital Realty Investor Relations website when possible. Please check our website for any additional information.

Financial Supplement
Corporate Information (Continued)	Third Quarter 2023

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Negative Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22
High price	$133.39	$114.43	$122.43	$114.86	$138.09
Low price	$112.38	$86.33	$90.72	$85.76	$96.08
Closing price, end of quarter	$121.02	$113.87	$98.31	$100.27	$99.18
Average daily trading volume	2,300,855	3,112,901	2,232,417	2,168,114	1,608,999
Indicated dividend per common share (1)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	4.0%	4.3%	5.0%	4.9%	4.9%
Shares and units outstanding, end of quarter (2)	309,325,420	305,723,430	297,760,767	297,436,891	293,803,727
Closing market value of shares and units outstanding (3)	$37,434,562	$34,812,727	$29,272,861	$29,823,997	$29,139,454

(1)	On an annualized basis.
(2)	As of September 30, 2023, the total number of shares and units includes 302,846,026 shares of common stock, 4,343,275 common units held by third parties and 2,136,119 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Third Quarter 2023

Shares and Units at End of Quarter	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22
Common shares outstanding	302,846,026	299,240,366	291,298,610	291,148,222	287,509,059
Common partnership units outstanding	6,479,394	6,483,064	6,462,157	6,288,669	6,294,668
Total Shares and Units	309,325,420	305,723,430	297,760,767	297,436,891	293,803,727

Enterprise Value
Market value of common equity (1)	$37,434,562	$34,812,727	$29,272,861	$29,823,997	$29,139,454
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	16,869,776	17,729,452	17,875,511	16,596,803	15,758,509
Total Enterprise Value	$55,059,338	$53,297,179	$47,903,372	$47,175,800	$45,652,963
Total debt / total enterprise value	30.6%	33.3%	37.3%	35.2%	34.5%
Debt-plus-preferred-to-total-enterprise-value	32.0%	34.7%	38.9%	36.8%	36.2%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$33,267,766	$33,958,096	$33,805,740	$33,035,069	$31,046,413
Total Assets	41,932,515	42,388,735	41,953,068	41,484,998	39,215,217
Total Liabilities	21,895,634	22,916,155	22,799,620	21,862,853	20,230,276

Selected Operating Data
Total operating revenues	$1,402,437	$1,366,267	$1,338,724	$1,233,108	$1,192,082
Total operating expenses	1,344,206	1,211,407	1,161,388	1,112,127	1,034,701
Net income	745,941	115,647	68,839	763	238,791
Net income / (loss) available to common stockholders	723,440	108,003	58,547	(6,093)	226,894

Financial Ratios
EBITDA (2)	$1,272,048	$667,866	$603,419	$493,244	$711,676
Adjusted EBITDA (3)	685,943	696,604	667,804	638,969	619,786
Net Debt to Adjusted EBITDA (4)	6.3x	6.8x	7.1x	6.9x	6.7x
Interest expense	110,767	111,116	102,220	86,882	76,502
Fixed charges (5)	150,079	149,181	139,172	121,644	103,987
Interest coverage ratio (6)	4.3x	4.5x	4.7x	5.3x	6.1x
Fixed charge coverage ratio (7)	4.1x	4.2x	4.4x	4.9x	5.5x

Profitability Measures
Net income / (loss) per common share - basic	$2.40	$0.37	$0.20	($0.02)	$0.79
Net income / (loss) per common share - diluted	$2.33	$0.37	$0.19	($0.02)	$0.75
Funds from operations (FFO) / diluted share and unit (8)	$1.55	$1.52	$1.60	$1.45	$1.55
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.62	$1.68	$1.66	$1.65	$1.67
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.40	$1.59	$1.56	$1.29	$1.50
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (8) (10)	78.6%	80.3%	76.0%	83.9%	79.0%
Diluted Core FFO payout ratio (8) (11)	75.2%	72.6%	73.5%	73.9%	73.2%
Diluted AFFO payout ratio (9) (12)	87.3%	76.7%	78.2%	94.8%	81.5%

Portfolio Statistics
Buildings (13)	326	330	328	329	316
Data Centers (13)	312	316	314	316	304
Cross-connects (13)(14)	218,000	216,000	214,000	211,000	188,000
Net rentable square feet, excluding development space (13)	39,542	39,310	38,804	38,156	36,699
Occupancy at end of quarter (15)	82.8%	82.9%	83.5%	84.7%	84.7%
Occupied square footage (13)	32,727	32,603	32,394	32,327	31,077
Space under active development (16)	9,205	8,841	9,243	9,245	8,878
Space held for development (17)	3,937	3,941	3,742	3,351	2,896
Weighted average remaining lease term (years) (18)	4.8	4.9	4.8	4.7	4.7
Same-capital occupancy at end of quarter (15) (19)	82.7%	83.0%	83.3%	83.8%	83.1%

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Third Quarter 2023

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 32. For a reconciliation of net income available to common stockholders to EBITDA, see page 31.
(3)	Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, provision for impairment, other non-core adjustments, net, non-controlling interests, preferred stock dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 32. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 31.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus capital lease obligations, plus our share of unconsolidated joint venture debt at carrying value, less cash and cash equivalents (including our share of unconsolidated joint venture cash), divided by the product of Adjusted EBITDA (including our share of unconsolidated joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 32. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 13.
(9)	For a definition and discussion of AFFO, see page 32. For a reconciliation of Core FFO to AFFO, see page 14.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted Core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 25). Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development and excludes space under active development (see page 28). Excludes buildings held-for-sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2021, with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2022-2023, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Third Quarter 2023

Digital Realty Reports Third Quarter 2023 Results

Austin, TX — October 26, 2023 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the third quarter of 2023. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $2.33 per share in 3Q23, compared to $0.75 in 3Q22
◾	Reported FFO per share of $1.55 in 3Q23, compared to $1.55 in 3Q22
◾	Reported Core FFO per share of $1.62 in 3Q23, compared to $1.67 in 3Q22
◾	Reported Constant-Currency Core FFO per share of $1.60 in 3Q23 and $4.96 per share for the nine months ended September 30, 2023
◾	Reported “Same-Capital” cash NOI growth of 9.4% in 3Q23
◾	Reported rental rate increases on renewal leases of 7.4% on a cash basis in 3Q23
◾	Signed total bookings during 3Q23 that are expected to generate $152 million of annualized GAAP rental revenue, including a $42 million contribution from the 0–1 megawatt category and $12 million contribution from interconnection
◾	Narrowed 3Q23 Core FFO per share outlook to $6.58 - $6.62

Financial Results

Digital Realty reported revenues of $1.4 billion in the third quarter of 2023, a 3% increase from the previous quarter and an 18% increase from the same quarter last year.

The company delivered net income of $746 million in the third quarter of 2023, and net income available to common stockholders of $723 million, or $2.33 per diluted share, compared to $0.37 per diluted share in the previous quarter and $0.75 per diluted share in the same quarter last year.

Digital Realty generated Adjusted EBITDA of $686 million in the third quarter of 2023, a 2% decrease from the previous quarter and 11% increase over the same quarter last year.

The company reported Funds From Operations (FFO) of $482 million in the third quarter of 2023, or $1.55 per share, compared to $1.52 per share in the previous quarter and $1.55 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered Core FFO per share of $1.62 in the third quarter of 2023, compared to $1.68 per share in the previous quarter and $1.67 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.60 for the third quarter of 2023 and $4.96 per share for the nine-month period ended September 30, 2023.

“Digital Realty’s third quarter results demonstrate strong and broad-based demand across our product spectrum. We posted record leasing in the 0-1 megawatt plus interconnection category and robust leasing in the greater-than-a-megawatt category,” said Digital Realty President & Chief Executive Officer Andy Power. “Accelerating Same-Capital cash NOI growth combined with strong progress on our funding plan have enabled the company to de-lever while reinvesting to meet the needs of our customers.”

Leasing Activity

In the third quarter, Digital Realty signed total bookings that are expected to generate $152 million of annualized GAAP rental revenue, including a $42 million contribution from the 0–1 megawatt category and a $12 million contribution from interconnection.

The weighted-average lag between new leases signed during the third quarter of 2023 and the contractual commencement date was 12 months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $157 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the third quarter of 2023 increased 7.4% on a cash basis and 9.5% on a GAAP basis.

Digital Realty Trust
Earnings Release	Third Quarter 2023

New leases signed during the third quarter of 2023 are summarized by region and product as follows:

	Annualized GAAP
	Base Rent	Square Feet	GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	(in thousands)	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$22,233	96	$230	8.2	$227
> 1 MW	68,378	274	250	40.9	139
Other (1)	1,128	11	100	—	—
Total	$91,739	382	$240	49.1	$154

EMEA (2)
0-1 MW	$15,164	56	$270	4.4	$286
> 1 MW	5,193	41	125	3.2	135
Other (1)	188	4	46	—	—
Total	$20,545	102	$202	7.6	$223

Asia Pacific (2)
0-1 MW	$4,378	11	$383	1.3	$284
> 1 MW	23,307	132	176	11.9	164
Other (1)	53	1	100	—	—
Total	$27,738	144	$192	13.1	$176

All Regions (2)
0-1 MW	$41,776	164	$254	13.9	$251
> 1 MW	96,877	447	217	56.0	144
Other (1)	1,370	16	86	—	—
Total	$140,023	627	$223	69.8	$166

Interconnection	$12,106	N/A	N/A	N/A	N/A

Grand Total	$152,128	627	$223	69.8	$166

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended September 30, 2023.

Investment Activity

As previously disclosed, in July, Digital Realty formed a joint venture in which GI Partners purchased a 65% interest in two stabilized hyperscale data centers in the Chicago metro area. Digital Realty received approximately $743 million of gross proceeds from the sale and the associated financing and maintains a 35% interest in the joint venture. Based on annualized in‐place cash NOI at June 30, 2023 and the benefit of leases signed but not yet commenced, the transaction valued the two facilities at an approximate 6.5% cap rate. Digital Realty also granted GI Partners an options to purchase an interest in the third facility on the same data center campus, along with the ability to increase its stake in the assets up to 80%.

Also previously disclosed, in late July, Digital Realty formed a joint venture in which TPG Real Estate purchased an 80% interest in three stabilized hyperscale data centers in Northern Virginia. Digital Realty received approximately $1.4 billion of gross proceeds from the sale and the associated financing and maintains a 20% interest in the joint venture. Based on annualized in‐place cash NOI at June 30, 2023, net of signed leases and known move-outs, the transaction valued the facilities at an approximate 6.0% cap rate.

In addition, Digital Realty previously announced plans to expand its joint venture in India with Brookfield Infrastructure through the addition of Jio, a Reliance Industries, Ltd. company. Upon closing, the new joint venture, ‘Digital Connexion: A Brookfield, Jio and Digital Realty Company’, will succeed BAM Digital Realty.

During the third quarter, Digital Realty signed a 50-year right of use agreement related to a 2.7-acre site (MRS5) in Marseille, France, which can support the development of data center capacity with approximately 22 megawatts of IT load, as an extension to its existing highly connected campus in the port of Marseille. The minimum total payments over the next 30 years for MRS5 will be €62 million or $65 million. Marseille is a key connectivity gateway in Europe.

Additionally, Digital Realty secured approximately 27 acres (MRS6) near Marseille for a purchase price of €47 million or $49 million. MRS6 can support the development of data center capacity of up to 50 megawatts of IT load to support the increasing demand from cloud service providers.

Further during the third quarter, Digital Realty sold a non-core data center in Watford, United Kingdom for approximately $146 million of net proceeds representing a 9.8% cap rate based on in-place NOI adjusted for known move-outs. Additionally, Digital Realty sold a non-core data center in Chantilly, Virginia for approximately $43 million, representing a 9.3% cap rate based on in-place NOI at September 30, 2023.

Digital Realty Trust
Earnings Release	Third Quarter 2023

Balance Sheet

Digital Realty had approximately $16.9 billion of total debt outstanding as of September 30, 2023, comprised of $16.3 billion of unsecured debt and approximately $0.6 billion of secured debt and other. At the end of the third quarter of 2023, net debt-to-Adjusted EBITDA was 6.3x, debt-plus-preferred-to-total enterprise value was 32.0% and fixed charge coverage was 4.1x.

During the quarter, Digital Realty settled its previously disclosed forward sales agreements under its ATM program, issuing 3.5 million shares at a weighted average price of $97.23 per share, realizing approximately $336 million of net proceeds.

Digital Realty Trust
Earnings Release	Third Quarter 2023

2023 Outlook

Digital Realty narrowed its 2023 Core FFO per share and constant-currency Core FFO per share outlook to $6.58 - $6.62. The assumptions underlying the outlook are summarized in the following table.

	As of	As of	As of	As of
Top-Line and Cost Structure	February 16, 2023	April 27, 2023	July 27, 2023	October 26, 2023
Total revenue	$5.700 - $5.800 billion	$5.500 - $5.600 billion	$5.500 - $5.600 billion	$5.475 - $5.525 billion
Net non-cash rent adjustments (1)	($55 - $60 million)	($55 - $60 million)	($55 - $60 million)	($55 - $60 million)
Adjusted EBITDA	$2.675 - $2.725 billion	$2.675 - $2.725 billion	$2.675 - $2.725 billion	$2.685 - $2.715 billion
G&A	$425 - $435 million	$425 - $435 million	$425 - $435 million	$425 - $435 million

Internal Growth
Rental rates on renewal leases
Cash basis	Greater than 3.0%	Greater than 3.0%	Greater than 4.0%	Greater than 5.0%
GAAP basis	Greater than 3.0%	Greater than 3.0%	Greater than 8.0%	Greater than 9.0%
Year-end portfolio occupancy	85.0% - 86.0%	85.0% - 86.0%	84.0% - 85.0%	83.0% - 84.0%
"Same-capital" cash NOI growth (2)	3.0% - 4.0%	3.0% - 4.0%	4.0% - 5.0%	6.0% - 7.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.25	$1.20 - $1.25	$1.20 - $1.25	$1.20 - $1.25
U.S. Dollar / Euro	$1.00 - $1.05	$1.05 - $1.10	$1.05 - $1.10	$1.05 - $1.10

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$1.5 - $2.5 billion	$1.5 - $2.5 billion	$2.2 - $3.0 billion	$2.7 - $3.2 billion
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx (3)	$2.3 - $2.5 billion	$2.3 - $2.5 billion	$2.3 - $2.5 billion	$2.7 - $2.9 billion
Average stabilized yields	9.0% - 15.0%	9.0% - 15.0%	9.0% - 15.0%	9.0% - 15.0%
Enhancements and other non-recurring CapEx (4)	$15 - $20 million	$15 - $20 million	$15 - $20 million	$15 - $20 million
Recurring CapEx + capitalized leasing costs (5)	$230 - $240 million	$230 - $240 million	$230 - $240 million	$230 - $240 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.0 - $1.5 billion	$1.0 - $1.5 billion	$740 million	$740 million
Pricing	4.5% - 5.5%	5.5% - 6.0%	5.5%	5.5%
Timing	First Half 2023	First Half 2023	Completed	Completed

Net income per diluted share	$1.15 - $1.25	$1.15 - $1.25	$1.05 - $1.15	$3.18 - $3.22
Real estate depreciation and (gain) / loss on sale	$5.25 - $5.25	$5.25 - $5.25	$5.25 - $5.25	$3.15 - $3.15
Funds From Operations / share (NAREIT-Defined)	$6.40 - $6.50	$6.40 - $6.50	$6.30 - $6.40	$6.33 - $6.37
Non-core expenses and revenue streams	$0.25 - $0.25	$0.25 - $0.25	$0.25 - $0.25	$0.25 - $0.25
Core Funds From Operations / share	$6.65 - $6.75	$6.65 - $6.75	$6.55 - $6.65	$6.58 - $6.62
Foreign currency translation adjustments	$0.00 - $0.00	$0.00 - $0.00	$0.00 - $0.00	$0.00 - $0.00
Constant-Currency Core Funds From Operations / share	$6.65 - $6.75	$6.65 - $6.75	$6.55 - $6.65	$6.58 - $6.62

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “same-capital” pool includes properties owned as of December 31, 2021 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2022-2023, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Includes land acquisitions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust
Earnings Release	Third Quarter 2023

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, a reconciliation from Core FFO to Adjusted FFO, reconciliation from NOI to Cash NOI, and definitions of FFO, Core FFO, Adjusted FFO, NOI and “Same-Capital” Cash NOI are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items, that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on October 26, 2023, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/. The presentation is designed to accompany the discussion of the company’s third quarter 2023 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 0455927 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until November 26, 2023. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 5888857. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation, and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data “meeting place” and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected communities that matter to them with a global data center footprint of 300+ facilities in 50+ metros across 25+ countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and X.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

(737) 281-0101

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(737) 281-0101

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2023

	Three Months Ended					Nine Months Ended
	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Sep-23	30-Sep-22
Rental revenues	$886,960	$869,298	$870,975	$834,374	$787,839	$2,627,233	$2,307,114
Tenant reimbursements - Utilities	335,477	330,416	317,148	247,725	251,420	983,041	694,166
Tenant reimbursements - Other	64,876	46,192	40,150	46,045	49,419	151,218	153,618
Interconnection & other	107,305	104,521	101,695	97,286	95,486	313,521	282,354
Fee income	7,819	14,908	7,868	7,508	6,169	30,596	16,998
Other	—	932	887	168	1,749	1,819	4,477
Total Operating Revenues	$1,402,437	$1,366,267	$1,338,724	$1,233,108	$1,192,082	$4,107,428	$3,458,726

Utilities	$384,455	$374,934	$346,364	$268,561	$271,844	$1,105,753	$736,509
Rental property operating	223,089	224,762	224,861	222,430	205,886	672,712	598,317
Property taxes	72,279	46,718	40,424	42,032	39,860	159,420	133,598
Insurance	4,289	4,385	4,355	4,578	4,002	13,029	11,536
Depreciation & amortization	420,613	432,573	421,198	430,130	388,704	1,274,384	1,147,803
General & administration	108,039	105,964	107,766	104,452	95,792	321,769	294,217
Severance, equity acceleration, and legal expenses	2,682	3,652	4,155	15,980	1,655	10,489	7,519
Transaction and integration expenses	14,465	17,764	12,267	17,350	25,862	44,496	51,416
Provision for impairment	113,000	—	—	3,000	—	113,000	—
Other expenses	1,295	655	—	3,615	1,096	1,949	8,823
Total Operating Expenses	$1,344,206	$1,211,407	$1,161,388	$1,112,127	$1,034,701	$3,717,001	$2,989,738

Operating Income	$58,231	$154,860	$177,335	$120,981	$157,381	$390,426	$468,988

Equity in earnings / (loss) of unconsolidated joint ventures	(19,793)	5,059	14,897	(28,112)	(12,254)	164	14,616
Gain / (loss) on sale of investments	810,688	89,946	—	(6)	173,990	900,634	176,760
Interest and other income / (expense), net	24,812	(6,930)	280	(22,894)	15,752	18,162	31,811
Interest (expense)	(110,767)	(111,116)	(102,220)	(86,882)	(76,502)	(324,103)	(212,250)
Income tax benefit / (expense)	(17,228)	(16,173)	(21,454)	17,676	(19,576)	(54,855)	(49,227)
Loss from early extinguishment of debt	—	—	—	—	—	—	(51,135)
Net Income	$745,941	$115,647	$68,839	$763	$238,791	$930,427	$379,564

Net income / (loss) attributable to noncontrolling interests	(12,320)	2,538	(111)	3,326	(1,716)	(9,893)	(5,781)
Net Income Attributable to Digital Realty Trust, Inc.	$733,621	$118,185	$68,728	$4,089	$237,075	$920,534	$373,783

Preferred stock dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)	(30,544)	(30,544)
Net Income / (Loss) Available to Common Stockholders	$723,440	$108,003	$58,547	($6,093)	$226,894	$889,990	$343,240

Weighted-average shares outstanding - basic	301,826,890	295,390,446	291,218,549	289,364,739	286,693,071	296,184,154	285,312,314
Weighted-average shares outstanding - diluted	311,341,418	306,818,538	303,064,832	301,712,082	296,414,726	306,734,807	294,257,222
Weighted-average fully diluted shares and units	317,538,689	313,020,947	309,026,076	307,546,353	302,257,518	312,866,880	300,028,470

Net income / (loss) per share - basic	$2.40	$0.37	$0.20	($0.02)	$0.79	$3.00	$1.20
Net income / (loss) per share - diluted	$2.33	$0.37	$0.19	($0.02)	$0.75	$2.93	$1.15

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2023

	Three Months Ended					Nine Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Sep-23	30-Sep-22

Net Income / (Loss) Available to Common Stockholders	$723,440	$108,003	$58,547	($6,093)	$226,894	$889,990	$343,240
Adjustments:
Non-controlling interest in operating partnership	16,300	2,500	1,500	(586)	5,400	20,300	8,500
Real estate related depreciation & amortization (1)	410,836	424,044	412,192	422,951	381,425	1,247,072	1,124,914
Depreciation related to non-controlling interests	(14,569)	(14,144)	(13,388)	(13,856)	(8,254)	(42,101)	(8,254)
Unconsolidated JV real estate related depreciation & amortization	43,215	35,386	33,719	33,927	30,831	112,320	89,172
(Gain) / loss on real estate transactions	(810,688)	(89,946)	(7,825)	572	(173,990)	(908,459)	(177,904)
Provision for impairment	113,000	-	-	3,000	-	113,000	-
Funds From Operations - diluted	$481,535	$465,844	$484,745	$439,915	$462,306	$1,432,124	$1,379,667

Weighted-average shares and units outstanding - basic	308,024	301,593	297,180	295,199	292,536	302,316	291,084
Weighted-average shares and units outstanding - diluted (2)(3)	317,539	313,021	309,026	307,546	302,258	312,867	300,028

Funds From Operations per share - basic	$1.56	$1.54	$1.63	$1.49	$1.58	$4.74	$4.74

Funds From Operations per share - diluted (2)(3)	$1.55	$1.52	$1.60	$1.45	$1.55	$4.68	$4.61

	Three Months Ended					Nine Months Ended
Reconciliation of FFO to Core FFO	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Sep-23	30-Sep-22

Funds From Operations - diluted	$481,535	$465,844	$484,745	$439,915	$462,306	$1,432,124	$1,379,667
Other non-core revenue adjustments	(27)	27,454	(887)	(3,786)	(1,818)	26,540	12,554
Transaction and integration expenses	14,465	17,764	12,267	17,350	25,862	44,496	51,416
Loss from early extinguishment of debt	-	-	-	-	-	-	51,135
Severance, equity acceleration, and legal expenses (4)	2,682	3,652	4,155	15,980	1,655	10,489	7,519
(Gain) / Loss on FX revaluation	451	(7,868)	(6,778)	14,564	(1,120)	(14,195)	(39,258)
Other non-core expense adjustments	1,295	655	-	3,615	1,046	1,949	8,773
Core Funds From Operations - diluted	$500,402	$507,501	$493,500	$487,638	$487,931	$1,501,403	$1,471,806

Weighted-average shares and units outstanding - diluted (2)(3)	308,539	301,806	297,382	295,519	292,830	302,740	291,461

Core Funds From Operations per share - diluted (2)	$1.62	$1.68	$1.66	$1.65	$1.67	$4.96	$5.05

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Nine Months Ended
	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Sep-23	30-Sep-22

Depreciation & amortization per income statement	$420,613	$432,573	$421,198	$430,130	$388,704	$1,274,384	$1,147,803
Non-real estate depreciation	(9,777)	(8,529)	(9,006)	(7,179)	(7,279)	(27,312)	(22,889)
Real Estate Related Depreciation & Amortization	$410,836	$424,044	$412,192	$422,951	$381,425	$1,247,072	$1,124,914

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. US GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related minority interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended					Nine Months Ended
	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Sep-23	30-Sep-22
Teraco noncontrolling share of FFO	$11,537	$9,645	$11,069	$7,213	$4,706	$32,251	$4,706
Teraco related minority interest	$11,537	$9,645	$11,069	$7,213	$4,706	$32,251	$4,706

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the definitions section.
(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2023

	Three Months Ended					Nine Months Ended
Reconciliation of Core FFO to AFFO	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Sep-23	30-Sep-22

Core FFO available to common stockholders and unitholders	$500,402	$507,501	$493,500	$487,638	$487,931	$1,501,403	$1,471,806
Adjustments:
Non-real estate depreciation	9,777	8,529	9,006	7,179	7,279	27,312	22,889
Amortization of deferred financing costs	5,776	5,984	4,072	3,753	3,270	15,832	10,234
Amortization of debt discount/premium	1,360	1,339	1,301	1,276	1,146	4,000	3,553
Non-cash stock-based compensation expense	14,062	13,893	13,056	16,042	15,948	41,012	46,201
Straight-line rental revenue	(14,080)	(16,151)	(16,194)	(29,392)	(18,123)	(46,424)	(54,212)
Straight-line rental expense	1,427	520	(515)	(208)	2,679	1,432	4,609
Above- and below-market rent amortization	(1,127)	(1,195)	(1,226)	(762)	(465)	(3,548)	65
Deferred tax (benefit) / expense	(8,539)	1,339	(9,795)	(4,885)	(5,233)	(16,995)	(7,605)
Leasing compensation & internal lease commissions	12,515	11,611	11,067	9,578	9,866	35,193	32,538
Recurring capital expenditures (1)	(90,251)	(53,498)	(40,465)	(109,999)	(66,200)	(184,214)	(156,467)

AFFO available to common stockholders and unitholders (2)	$431,322	$479,873	$463,807	$380,220	$438,097	$1,375,001	$1,373,611

Weighted-average shares and units outstanding - basic	308,024	301,593	297,180	295,199	292,536	302,316	291,084
Weighted-average shares and units outstanding - diluted (3)	308,539	301,806	297,382	295,519	292,830	302,740	291,461

AFFO per share - diluted (3)	$1.40	$1.59	$1.56	$1.29	$1.50	$4.54	$4.71

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22	$3.66	$3.66
						.
Diluted AFFO Payout Ratio	87.3%	76.7%	78.2%	94.8%	81.5%	80.6%	77.7%

	Three Months Ended					Nine Months Ended
Share Count Detail	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Sep-23	30-Sep-22

Weighted Average Common Stock and Units Outstanding	308,024	301,593	297,180	295,199	292,536	302,316	291,084
Add: Effect of dilutive securities	515	213	202	320	294	424	377
Weighted Avg. Common Stock and Units Outstanding - diluted	308,539	301,806	297,382	295,519	292,830	302,740	291,461

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Third Quarter 2023

	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22
Assets
Investments in real estate:
Real estate	$25,887,031	$27,087,769	$27,052,022	$26,136,057	$24,876,600
Construction in progress	5,020,464	4,635,939	4,563,578	4,789,134	4,222,142
Land held for future development	179,959	193,936	194,564	118,452	34,713
Investments in Real Estate	$31,087,453	$31,917,644	$31,810,164	$31,043,643	$29,133,455
Accumulated depreciation and amortization	(7,489,193)	(7,739,462)	(7,600,559)	(7,268,981)	(6,826,918)
Net Investments in Properties	$23,598,260	$24,178,182	$24,209,605	$23,774,662	$22,306,537
Investment in unconsolidated joint ventures	2,180,313	2,040,452	1,995,576	1,991,426	1,912,958
Net Investments in Real Estate	$25,778,573	$26,218,634	$26,205,180	$25,766,088	$24,219,495

Cash and cash equivalents	$1,062,050	$124,519	$131,406	$141,773	$176,969
Accounts and other receivables (1)	1,325,725	1,158,383	1,070,066	969,292	861,117
Deferred rent	586,418	613,796	627,700	601,590	556,198
Customer relationship value, deferred leasing costs & other intangibles, net	2,506,198	2,825,596	3,015,291	3,092,627	3,035,861
Goodwill	8,998,074	9,148,603	9,199,636	9,208,497	8,728,105
Assets held for sale	—	593,892	—	—	—
Operating lease right-of-use assets	1,274,410	1,291,233	1,317,293	1,351,329	1,253,393
Other assets	401,068	414,078	386,495	353,802	384,079
Total Assets	$41,932,515	$42,388,735	$41,953,068	$41,484,998	$39,215,217

Liabilities and Equity
Global unsecured revolving credit facilities	$1,698,780	$2,242,258	$2,514,202	$2,150,451	$2,255,139
Unsecured term loans	1,524,663	1,548,780	1,542,275	797,449	729,976
Unsecured senior notes, net of discount	13,072,102	13,383,819	13,258,079	13,120,033	12,281,410
Secured debt and other, net of premiums	574,231	554,594	560,955	528,870	491,984
Operating lease liabilities	1,404,510	1,420,239	1,443,994	1,471,044	1,363,712
Accounts payable and other accrued liabilities	2,147,103	2,214,820	1,923,819	1,868,884	1,621,406
Deferred tax liabilities, net	1,088,724	1,128,961	1,164,276	1,192,752	1,145,097
Accrued dividends and distributions	—	—	—	363,716	—
Security deposits and prepaid rent	385,521	417,693	392,021	369,654	341,552
Liabilities associated with assets held for sale	—	4,990	—	—	—
Total Liabilities	$21,895,634	$22,916,155	$22,799,620	$21,862,853	$20,230,276

Redeemable non-controlling interests	1,360,308	1,367,422	1,448,772	1,514,680	1,429,920

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (5)	3,002	2,967	2,888	2,887	2,851
Additional paid-in capital	23,239,088	22,882,200	22,126,379	22,142,868	21,528,384
Dividends in excess of earnings	(4,900,757)	(5,253,915)	(4,995,982)	(4,698,313)	(4,336,201)
Accumulated other comprehensive (loss), net	(882,996)	(741,484)	(652,486)	(595,798)	(862,804)
Total Stockholders' Equity	$18,190,026	$17,621,456	$17,212,490	$17,583,334	$17,063,920

Noncontrolling Interests
Noncontrolling interest in operating partnership	$441,366	$436,099	$444,843	$419,317	$421,484
Noncontrolling interest in consolidated joint ventures	45,182	47,603	47,342	104,814	69,617

Total Noncontrolling Interests	$486,547	$483,702	$492,185	$524,131	$491,101

Total Equity	$18,676,573	$18,105,158	$17,704,675	$18,107,465	$17,555,021

Total Liabilities and Equity	$41,932,515	$42,388,735	$41,953,068	$41,484,998	$39,215,217

(1)	Net of allowance for doubtful accounts of $46,643 and $33,048 as of September 30, 2023 and December 31, 2022, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.
(5)	Common Stock: 302,846,026 and 291,148,222 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Third Quarter 2023

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,083,225
Campus	1,511,305
Other (4)	192,775
Total Cash NOI, Annualized	$2,787,305
less: Partners' share of consolidated JVs	(55,347)
Acquisitions / dispositions / expirations	(50,124)
FY 2023 backlog cash NOI and 3Q23 carry-over (stabilized) (5)	65,386
Total Consolidated Cash NOI, Annualized	$2,747,220

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$228,272

Other Income
Development and Management Fees (net), Annualized	$31,276

Other Assets
Pre-stabilized inventory, at cost (7)	$239,076
Land held for development	179,959
Development CIP (8)	5,020,464
less: Investment associated with FY23 Backlog NOI	(603,091)
Cash and cash equivalents	1,062,050
Accounts and other receivables, net	1,325,725
Other assets	401,068
less: Partners' share of consolidated JV assets	(137,114)
Total Other Assets	$7,488,136

Liabilities
Global unsecured revolving credit facilities	$1,713,024
Unsecured term loans	1,532,975
Unsecured senior notes	13,161,305
Secured debt and other	576,729
Accounts payable and other accrued liabilities	2,147,103
Deferred tax liabilities, net	1,088,724
Security deposits and prepaid rents	385,521
Backlog NOI cost to complete (9)	66,148
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	1,463,211
less: Partners' share of consolidated JV liabilities	(362,954)
Total Liabilities	$22,526,786

Diluted Shares and Units Outstanding	309,538

(1)	Backlog and associated financial line items exclude activity related to unconsolidated joint venture properties.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 33.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 3Q23 Cash NOI of $2.8 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2023. Excludes Digital Realty’s share of signed leases at unconsolidated joint venture properties.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 30.
(7)	Excludes Digital Realty’s share of cost at unconsolidated joint venture properties.
(8)	See page 26 for further details on the breakdown of the construction in progress balance.
(9)	Excludes Digital Realty’s share of expected cost to complete at unconsolidated joint venture properties.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Third Quarter 2023

	As of September 30, 2023
		Interest Rate
	Interest	Including
	Rate	Swaps	2023	2024	2025	2026	2027	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility	4.704%	4.704%	—	—	—	—	$1,627,462	—	$1,627,462
Yen revolving credit facility	0.570%	0.570%	—	—	—	—	85,562	—	85,562
Deferred financing costs, net	—	—	—	—	—	—	—	—	(14,244)
Total Global Unsecured Revolving Credit Facilities	4.498%	4.498%	—	—	—	—	$1,713,024	—	$1,698,780

Unsecured Term Loans
Euro term loan facility	4.841%	4.035%	—	—	$396,488	—	$396,487	—	$792,975
USD term loan facility	6.379%	5.569%	—	—	—	$740,000	—	—	740,000
Deferred financing costs, net	—	—	—	—	—	—	—	—	(8,312)
Total Unsecured Term Loans	5.584%	4.776%	—	—	$396,488	$740,000	$396,487	—	$1,524,663

Senior Notes
₣100 million 0.600% Notes due 2023 (2)	0.600%	0.600%	$109,272	—	—	—	—	—	$109,272
€600 million 2.625% Notes due 2024	2.625%	2.625%	—	$634,380	—	—	—	—	634,380
£250 million 2.750% Notes due 2024	2.750%	2.750%	—	304,975	—	—	—	—	304,975
£400 million 4.250% Notes due 2025	4.250%	4.250%	—	—	$487,960	—	—	—	487,960
€650 million 0.625% Notes due 2025	0.625%	0.625%	—	—	687,245	—	—	—	687,245
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	—	—	$1,136,598	—	—	1,136,598
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	—	—	300,498	—	—	300,498
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	—	—	$163,908	—	163,908
$1.00 billion 3.700% Notes due 2027 (3)	3.700%	2.485%	—	—	—	—	1,000,000	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	—	—	$528,650	528,650
$900 million 5.550% Notes due 2028 (3)	5.550%	3.996%	—	—	—	—	—	900,000	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	—	—	650,000	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	—	295,034	295,034
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	—	426,965	426,965
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	792,975	792,975
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	670,945	670,945
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	528,650	528,650
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,057,300	1,057,300
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	792,975	792,975
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	792,975	792,975
Unamortized discounts	—	—	—	—	—	—	—	—	(33,066)
Deferred financing costs	—	—	—	—	—	—	—	—	(56,136)
Total Senior Notes	2.443%	2.245%	$109,272	$939,355	$1,175,205	$1,437,095	$1,163,908	$8,336,469	$13,072,102

Secured Debt
ICN10 Facilities	5.900%	3.584%	—	—	—	—	—	$12,536	$12,536
Westin	3.290%	3.290%	—	—	—	—	$135,000	—	135,000
Teraco Loans	10.600%	9.193%	$56	$312	$567	$34,641	68,703	256,404	360,683
Deferred financing costs	—	—	—	—	—	—	—	—	(2,498)
Total Secured Debt	8.542%	7.487%	$56	$312	$567	$34,641	$203,703	$268,940	$505,721

Other Debt
Icolo loans	11.650%	11.650%	—	—	—	$5,016	$3,721	—	$8,737
Total Other Debt	11.650%	11.650%	—	—	—	$5,016	$3,721	—	$8,737

Mandatorily Redeemable Preferred Shares (Teraco)
Mandatorily Redeemable Preferred Shares (Teraco)	10.105%	10.105%	—	$4,228	—	$59,188	—	—	$63,416
Unamortized discounts	—	—	—	—	—	—	—	—	(3,643)
Total Redeemable Preferred Shares	10.105%	10.105%	—	$4,228	—	$59,188	—	—	$59,773

Total unhedged variable rate debt	—	—	$56	$4,540	$397,055	$93,829	$2,178,214	$59,218	$2,732,912
Total fixed rate / hedged variable rate debt	—	—	109,272	939,355	1,175,205	2,182,111	1,302,629	8,546,191	14,254,764
Total Debt	3.150%	2.891%	$109,328	$943,895	$1,572,260	$2,275,940	$3,480,843	$8,605,409	$16,987,676

Weighted Average Interest Rate			0.604%	2.701%	2.613%	3.514%	3.788%	2.464%	2.891%

Summary

Weighted Average Term to Initial Maturity									4.3 Years

Weighted Average Maturity (assuming exercise of extension options)									4.5 Years

Global Unsecured Revolving Credit Facilities Detail As of September 30, 2023

	Maximum Available	Existing Capacity (4)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$3,882,091	$2,064,218	$1,713,024

(1)	Assumes all extensions will be exercised.
(2)	Repaid in full on October 2, 2023.
(3)	Subject to cross-currency swaps.
(4)	Net of letters of credit issued of $104.8 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Third Quarter 2023

	As of September 30, 2023

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	43%	37%	Less than 60% (5)	40%
Secured debt / total assets (6)	Less than 40%	5%	1%	Less than 40%	3%
Total unencumbered assets / unsecured debt	Greater than 150%	223%	245%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.50x	4.3x	4.3x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.50x	4.6x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	42%
Unencumbered assets debt service coverage ratio (8)		N/A	N/A	Greater than 1.50x	5.4x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 17 except for the 0.60% notes due 2023, 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(3)	Ratios for the 0.60% notes due 2023, 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Third Quarter 2023

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Nine Months Ended
	30-Sep-23	30-Sep-22	% Change	30-Jun-23	% Change	30-Sep-23	30-Sep-22	% Change
Rental revenues	$648,940	$584,452	11.0%	$634,827	2.2%	$1,916,920	$1,764,585	8.6%
Tenant reimbursements - Utilities	267,258	195,042	37.0%	256,811	4.1%	773,000	554,408	39.4%
Tenant reimbursements - Other	44,906	29,530	52.1%	29,792	50.7%	99,756	94,792	5.2%
Interconnection & other	87,563	80,566	8.7%	86,076	1.7%	257,273	241,957	6.3%
Total Revenue	$1,048,667	$889,591	17.9%	$1,007,506	4.1%	$3,046,949	$2,655,742	14.7%

Utilities	$312,322	$224,113	39.4%	$284,037	10.0%	$865,055	$612,435	41.2%
Rental property operating	157,331	151,078	4.1%	160,529	(2.0%)	475,465	440,154	8.0%
Property taxes	46,192	26,251	76.0%	32,075	44.0%	102,944	93,350	10.3%
Insurance	3,849	3,467	11.0%	3,751	2.6%	11,416	10,370	10.1%
Total Expenses	$519,695	$404,908	28.3%	$480,393	8.2%	$1,454,879	$1,156,310	25.8%

Net Operating Income (2)	$528,973	$484,683	9.1%	$527,113	0.4%	$1,592,070	$1,499,432	6.2%
Less:
Stabilized straight-line rent	($5,188)	($4,038)	28.5%	($15,056)	(65.5%)	($20,785)	($11,926)	74.3%
Above- and below-market rent	1,043	1,293	(19.3%)	1,132	(7.8%)	3,351	3,883	(13.7%)
Cash Net Operating Income (3)	$533,117	$487,428	9.4%	$541,038	(1.5%)	$1,609,504	$1,507,474	6.8%

Stabilized Portfolio occupancy at period end (4)	82.7%	83.1%	(0.4%)	83.0%	(0.3%)	82.7%	83.1%	(0.4%)

(1)	Represents buildings owned as of December 31, 2021 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2022-2023, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 33.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 33.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended September 30, 2023	Third Quarter 2023

	0-1 MW		> 1 MW (3)		Other (4)		Total
Leasing Activity - New (1) (2)	3Q23	LTM	3Q23	LTM	3Q23	LTM	3Q23	LTM

Annualized GAAP Rent (in thousands)	$41,776	$144,568	$96,877	$263,230	$1,370	$5,418	$140,023	$413,216

Kilowatt leased	13,862	49,938	55,950	166,612	—	—	69,812	216,550
NRSF (in thousands)	164	530	447	1,769	16	81	627	2,381

Weighted Average Lease Term (years)	3.9	3.9	10.2	12.1	5.6	6.0	8.4	10.1

Initial stabilized cash rent per Kilowatt	$200	$255	$122	$116	—	—	$138	$148
GAAP rent per Kilowatt	$251	$241	$144	$132	—	—	$166	$157
Leasing cost per Kilowatt	$46	$29	—	$9	—	—	$9	$14

Net Effective Economics by Kilowatt (5)

Base rent by Kilowatt	$253	$283	$146	$131	—	—	$167	$166
Rental concessions by Kilowatt	$2	$3	$1	$2	—	—	$1	$2
Estimated operating expense by Kilowatt	$73	$71	$36	$32	—	—	$44	$41

Net rent per Kilowatt	$179	$210	$108	$97	—	—	$122	$123

Tenant improvements by Kilowatt	—	—	—	$1	—	—	—	$1
Leasing commissions by Kilowatt	$11	$11	—	—	—	—	$2	$3

Net effective rent per Kilowatt	$168	$199	$108	$96	—	—	$119	$119

Initial stabilized cash rent per NRSF	$17	$21	$15	$11	$6	$5	$15	$13
GAAP rent per NRSF	$254	$273	$217	$149	$86	$67	$223	$174
Leasing cost per NRSF	$47	$29	—	$10	$6	$152	$12	$19

Net Effective Economics by NRSF (5)

Base rent by NRSF	$256	$283	$218	$148	$87	$70	$225	$176
Rental concessions by NRSF	$2	$3	$2	$3	—	$4	$2	$3
Estimated operating expense by NRSF	$73	$78	$55	$42	$7	$9	$58	$49

Net rent per NRSF	$181	$203	$162	$104	$80	$58	$165	$124

Tenant improvements by NRSF	—	—	—	$1	—	$14	—	$1
Leasing commissions by NRSF	$11	$11	—	—	—	$6	$3	$3

Net effective rent per NRSF	$170	$192	$162	$103	$80	$38	$162	$120

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	>1 MW Base Rent includes the net uplift related to an eight-megawatt lease replacement which resulted in an increased rate for the same capacity. GAAP Base Rent per Square Foot and per Kilowatt metrics reflect the incremental additional Base Rent with no incremental capacity added.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended September 30, 2023	Third Quarter 2023

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	3Q23	LTM	3Q23	LTM	3Q23	LTM	3Q23	LTM

Leases renewed (Kilowatt)	32,829	139,686	10,879	112,177	—	—	43,708	251,863
Leases renewed (NRSF in thousands)	457	1,965	128	1,358	94	470	679	3,794
Leasing cost per Kilowatt	$1	$1	$1	$4	—	—	$5	$3
Leasing cost per NRSF	$1	$1	$1	$4	$20	$5	$4	$3

Weighted Term (years)	1.6	1.5	2.3	5.4	5.4	4.5	2.3	3.5

Cash Rent

Expiring cash rent per Kilowatt	$306	$292	$140	$145	—	—	$276	$230
Renewed cash rent per Kilowatt	$319	$307	$148	$149	—	—	$297	$241

% Change Cash Rent Per Kilowatt	4.4%	5.2%	5.6%	2.5%	—	—	7.4%	4.7%

Expiring cash rent per NRSF	$264	$249	$142	$144	$66	$25	$213	$184
Renewed cash rent per NRSF	$275	$262	$150	$147	$113	$29	$229	$192

% Change Cash Rent Per NRSF	4.4%	5.2%	5.6%	2.5%	71.6%	17.5%	7.4%	4.7%

GAAP Rent

Expiring GAAP rent per Kilowatt	$304	$289	$136	$135	—	—	$274	$224
Renewed GAAP rent per Kilowatt	$321	$308	$150	$149	—	—	$300	$241

% Change GAAP Rent Per Kilowatt	5.6%	6.4%	10.3%	10.4%	—	—	9.5%	7.7%

Expiring GAAP rent per NRSF	$262	$247	$138	$134	$64	$24	$212	$179
Renewed GAAP rent per NRSF	$277	$262	$152	$148	$119	$29	$232	$192

% Change GAAP Rent Per NRSF	5.6%	6.4%	10.3%	10.4%	85.5%	20.3%	9.5%	7.7%

Retention ratio (5)	83.4%	85.2%	47.9%	75.9%	64.6%	41.3%	70.7%	72.9%

Churn (6)	1.3%	5.7%	0.8%	3.1%	1.9%	7.5%	1.1%	4.5%

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt and net rentable square feet, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed during the period, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars and Square Feet in Thousands (except per square foot and per KW data)	Third Quarter 2023

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0 - 1 MW
Available	2,641	—	—	—	—	—	—	—	—
Month to Month (3)	193	$47,626	1.4%	$247	$247	$47,756	9,859	$403	$404
2023	523	173,569	5.1%	332	332	173,572	37,710	384	384
2024	2,150	602,174	17.8%	280	281	603,867	151,622	331	332
2025	698	163,574	4.8%	234	240	167,264	47,650	286	293
2026	467	103,471	3.1%	221	232	108,338	34,496	250	262
2027	432	75,035	2.2%	174	184	79,495	30,463	205	217
2028	245	35,005	1.0%	143	157	38,596	14,795	197	217
2029	96	11,411	0.3%	118	134	12,934	6,369	149	169
2030	66	21,128	0.6%	318	329	21,822	5,374	328	338
2031	54	9,495	0.3%	177	188	10,110	2,681	295	314
2032	51	4,985	0.1%	97	110	5,655	1,700	244	277
Thereafter	248	10,176	0.3%	41	50	12,351	3,283	258	313

Total / Wtd. Avg.	7,866	$1,257,649	37.2%	$241	$245	$1,281,759	346,003	$303	$309

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,708	—	—	—	—	—	—	—	—
Month to Month (3)	149	$24,515	0.7%	$165	$169	$25,216	14,105	$145	$149
2023	483	62,400	1.8%	129	129	62,400	40,593	128	128
2024	1,394	215,238	6.4%	154	156	217,388	128,707	139	141
2025	1,722	257,789	7.6%	150	153	263,914	154,044	139	143
2026	1,711	240,654	7.1%	141	149	254,516	156,033	129	136
2027	1,503	213,738	6.3%	142	153	230,614	145,333	123	132
2028	917	119,082	3.5%	130	141	129,600	89,555	111	121
2029	1,019	129,325	3.8%	127	139	141,465	123,730	87	95
2030	1,070	143,242	4.2%	134	146	156,400	116,780	102	112
2031	1,006	116,851	3.5%	116	129	129,776	98,615	99	110
2032	787	96,641	2.9%	123	143	112,682	84,100	96	112
Thereafter	1,837	218,440	6.5%	119	140	257,384	175,159	104	122

Total / Wtd. Avg.	15,306	$1,837,914	54.4%	$135	$146	$1,981,356	1,326,753	$115	$124

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,726	—	—	—	—	—	—	—	—
Month to Month (3)	56	$1,904	0.1%	$34	$34	$1,905	—	—	—
2023	58	2,546	0.1%	44	44	2,546	—	—	—
2024	528	20,605	0.6%	39	39	20,717	—	—	—
2025	670	30,120	0.9%	45	46	31,052	—	—	—
2026	769	26,072	0.8%	34	36	27,740	—	—	—
2027	365	15,186	0.4%	42	45	16,556	—	—	—
2028	508	18,334	0.5%	36	40	20,264	—	—	—
2029	648	29,957	0.9%	46	54	34,713	—	—	—
2030	762	47,756	1.4%	63	74	56,030	—	—	—
2031	56	1,977	0.1%	35	42	2,367	—	—	—
2032	107	6,137	0.2%	58	66	7,038	—	—	—
Thereafter	3,178	80,648	2.4%	25	33	104,323	—	—	—

Total / Wtd. Avg.	9,431	$281,243	8.3%	$36	$42	$325,251	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	6,074	—	—	—	—	—	—	—	—
Month to Month (3)	398	$74,045	2.2%	$186	$188	$74,877	—	—	—
2023	1,065	238,514	7.1%	224	224	238,518	—	—	—
2024	4,072	838,017	24.8%	206	207	841,972	—	—	—
2025	3,090	451,484	13.4%	146	150	462,230	—	—	—
2026	2,948	370,197	11.0%	126	132	390,594	—	—	—
2027	2,301	303,958	9.0%	132	142	326,665	—	—	—
2028	1,670	172,422	5.1%	103	113	188,460	—	—	—
2029	1,763	170,693	5.1%	97	107	189,112	—	—	—
2030	1,898	212,127	6.3%	112	123	234,252	—	—	—
2031	1,116	128,324	3.8%	115	127	142,252	—	—	—
2032	945	107,762	3.2%	114	133	125,375	—	—	—
Thereafter	5,262	309,264	9.2%	59	71	374,058	—	—	—

Total / Wtd. Avg.	32,603	$3,376,806	100.0%	$127	$135	$3,588,366	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2023, multiplied by 12.
(3)	Includes leases, licenses, and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Third Quarter 2023

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	68	$389,926	10.3%	8.4
2	Social Content Platform	22	207,852	5.5%	5.0
3	Oracle Corporation	37	152,172	4.0%	6.5
4	Global Cloud Provider	59	150,107	4.0%	5.1
5	IBM	34	128,687	3.4%	2.3
6	Equinix	17	91,686	2.4%	6.2
7	LinkedIn Corporation	7	81,176	2.2%	1.4
8	Fortune 25 Investment Grade-Rated Company	29	76,406	2.0%	3.1
9	Fortune 25 Tech Company	51	67,175	1.8%	3.8
10	Fortune 500 SaaS Provider	14	66,854	1.8%	3.1
11	Cyxtera	15	63,359	1.7%	8.6
12	Social Media Platform	8	62,070	1.6%	7.6
13	Meta Platforms, Inc.	46	59,947	1.6%	4.1
14	Lumen Technologies, Inc.	124	50,855	1.3%	10.1
15	JPMorgan Chase & Co.	17	43,604	1.2%	3.5
16	AT&T	77	41,477	1.1%	3.0
17	Comcast Corporation	41	41,333	1.1%	4.3
18	Rackspace	25	36,565	1.0%	9.7
19	International Telecom Provider	31	34,858	0.9%	1.7
20	Zayo	114	33,316	0.9%	1.4
	Total / Weighted Average		$1,879,425	49.8%	6.0

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of September 30, 2023, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars and Square Feet in Thousands	Third Quarter 2023

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	30-Sep-23	30-Jun-23	IT Load (6)	Count
North America

Northern Virginia	4,914	2,040	265	$498,100	91.4%	92.4%	422.5	21
Chicago	2,672	—	113	255,309	91.0%	92.4%	99.3	8
New York	2,067	159	130	214,828	74.7%	74.9%	55.8	13
Dallas	3,065	327	77	201,331	83.2%	83.0%	111.2	21
Silicon Valley	1,590	—	131	172,158	92.2%	92.1%	94.6	15
Portland	873	282	—	106,110	98.1%	98.5%	90.5	3
Phoenix	796	—	—	70,326	70.6%	71.1%	42.5	2
San Francisco	844	—	—	62,953	64.8%	65.2%	31.5	4
Atlanta	557	—	314	57,833	95.6%	93.3%	9.1	4
Toronto	430	297	—	43,550	92.8%	89.7%	39.8	2
Los Angeles	614	11	—	41,155	81.3%	78.4%	16.2	2
Seattle	399	—	—	40,172	78.7%	78.7%	19.5	1
Boston	437	—	51	17,583	42.0%	43.8%	19.0	3
Houston	393	—	14	16,036	58.7%	55.6%	13.0	6
Miami	226	—	—	9,809	85.2%	85.7%	1.3	2
Austin	86	—	—	7,315	56.1%	58.6%	4.3	1
Charlotte	95	—	—	5,521	90.5%	90.8%	1.5	3
North America Total/Weighted Average	20,059	3,115	1,094	$1,820,092	84.4%	85.3%	1,071.5	111

EMEA

Frankfurt	2,092	1,632	—	$254,261	86.8%	86.3%	134.2	29
London	1,319	64	77	212,994	60.4%	63.3%	92.7	15
Amsterdam	1,259	222	92	171,042	82.6%	80.6%	116.3	12
Paris	964	734	—	103,580	73.4%	72.8%	79.1	13
Johannesburg	1,026	1,182	—	101,075	76.0%	83.7%	52.3	5
Marseille	520	—	38	67,133	77.7%	71.7%	45.4	4
Dublin	475	78	—	58,268	83.9%	82.6%	32.5	9
Zurich	439	159	—	57,701	77.9%	67.0%	29.0	3
Vienna	356	133	—	50,572	82.7%	82.2%	25.6	3
Madrid	304	105	—	42,889	71.4%	87.7%	16.8	4
Brussels	178	159	—	30,369	72.7%	69.5%	7.9	3
Cape Town	260	468	—	35,209	92.1%	87.8%	16.4	2
Stockholm	190	108	—	21,658	70.2%	69.3%	16.8	6
Copenhagen	226	99	—	20,272	63.9%	64.0%	12.9	3
Dusseldorf	142	71	—	19,200	58.4%	72.5%	11.0	3
Athens	55	159	—	9,302	86.2%	86.8%	2.2	4
Durban	45	—	14	5,653	80.6%	76.9%	1.1	1
Zagreb	22	—	13	2,669	82.9%	83.2%	0.9	1
Nairobi	16	—	—	2,631	77.8%	76.5%	0.5	1
Mombasa	46	—	12	4,013	18.4%	16.0%	2.8	2
Maputo	3	—	—	480	51.4%	-	1.0	1
EMEA Total/Weighted Average	9,936	5,375	246	$1,270,971	77.0%	77.1%	697.3	124

Asia Pacific

Singapore	883	7	—	$203,013	95.8%	95.4%	78.5	3
Sydney	362	—	88	31,349	91.9%	91.6%	22.1	4
Melbourne	147	—	—	14,189	62.3%	62.3%	9.6	2
Seoul	162	—	—	1,027	5.1%	5.0%	12.0	1
Hong Kong	99	186	—	488	2.2%	0.6%	7.5	1
Asia Pacific Total/Weighted Average	1,653	192	88	$250,066	77.4%	77.1%	129.7	11

Non-Data Center Properties	329	—	264	—	-	13.5%	—	—

Consolidated Portfolio Total/Weighted Average	31,976	8,683	1,691	$3,341,128	80.9%	81.7%	1,898.5	246

Unconsolidated Joint Ventures

Northern Virginia	2,418	—	—	$214,004	97.9%	100.0%	193.7	10
Chicago	756	35	—	71,771	92.0%	-	63.4	2
Silicon Valley	414	—	—	25,807	100.0%	100.0%	10.9	4
Hong Kong	186	—	—	15,883	66.2%	66.0%	11.0	1
Toronto	104	—	—	13,018	56.3%	67.4%	6.8	1
Los Angeles	197	—	—	5,325	100.0%	100.0%	—	2
Lagos	4	—	—	675	100.0%	100.0%	0.2	1
Abuja	1	—	—	75	73.0%	73.0%	0.1	1
Managed Unconsolidated Portfolio Total/Weighted Average	4,081	35	—	$346,558	94.6%	95.7%	285.9	22

Managed Portfolio Total/Weighted Average	36,057	8,717	1,691	$3,687,686	82.4%	82.5%	2,184.4	268

Digital Realty Share Total/Weighted Average (7)	32,603	7,817	1,686	$3,376,806	81.4%	82.6%	1,942.3	—

Non-Managed Unconsolidated Joint Ventures

Sao Paulo	1,267	224	1,198	$167,942	91.1%	97.6%	107.6	25
Tokyo	1,272	27	—	77,157	75.9%	71.2%	58.8	3
Osaka	465	118	196	66,279	91.3%	90.6%	38.9	4
Queretaro	105	—	583	19,615	100.0%	100.0%	8.0	3
Santiago	119	118	71	14,185	90.1%	100.0%	10.2	3
Rio De Janeiro	112	—	—	12,853	100.0%	100.0%	8.0	2
Fortaleza	94	—	—	9,031	87.0%	100.0%	6.2	1
Seattle	51	—	—	7,770	100.0%	100.0%	9.0	1
Bogota	—	—	197	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	3,485	487	2,246	$374,833	86.1%	87.1%	246.6	44

Portfolio Total/Weighted Average	39,542	9,205	3,937	$4,062,519	82.8%	82.9%	2,431.1	312

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 25).
(3)	Space held for development includes space held for future Data Center development and excludes space under active development (see page 28).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2023, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development (1)	Financial Supplement
Dollars and Square Feet in Thousands	Third Quarter 2023

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(2)	Req. (3)	Investment (4)	Locations	Feet	kW	(2)	Req. (3)	Investment (4)	Leased	Period	Cash Yield (5)	Locations	Feet	(2)	Req. (3)	Investment (4)
Northern Virginia	5	1,315	$222,528	$273,867	$496,395	6	724	88,000	$291,990	$624,530	$916,520	18.2%	2Q24		6	2,040	$514,518	$898,396	$1,412,915
Dallas	2	164	54,116	49,682	103,798	2	164	16,000	90,461	242,520	332,982	100.0%	2Q24		2	327	144,577	292,203	436,780
Portland	—	—	—	—	—	1	282	32,000	136,284	234,006	370,290	100.0%	2Q24		1	282	136,284	234,006	370,290
Toronto	—	—	—	—	—	1	297	16,000	92,681	93,078	185,758	100.0%	1Q24		1	297	92,681	93,078	185,758
New York	—	—	—	—	—	3	159	10,800	86,791	97,440	184,230	66.7%	1Q24		3	159	86,791	97,440	184,230
Other	—	—	—	—	—	1	11	1,200	12,483	29,520	42,003	—	4Q24		1	11	12,483	29,520	42,003
North America	7	1,479	$276,644	$323,549	$600,193	14	1,636	164,000	$710,690	$1,321,093	$2,031,783	53.2%		10.0%	14	3,115	$987,334	$1,644,642	$2,631,976

Frankfurt	4	927	$234,070	$74,911	$308,981	3	704	66,360	$583,480	$552,328	$1,135,808	62.1%	1Q25		7	1,632	$817,549	$627,239	$1,444,789
Paris	1	62	31,929	6,505	38,433	4	672	64,800	417,166	449,542	866,709	23.8%	3Q24		4	734	449,095	456,047	905,142
Amsterdam	1	111	29,823	60,342	90,165	1	111	13,500	29,876	194,958	224,834	—	1Q26		1	222	59,699	255,301	315,000
Zurich	—	—	—	—	—	1	159	13,468	133,851	119,826	253,677	52.1%	4Q24		1	159	133,851	119,826	253,677
Brussels	—	—	—	—	—	1	159	13,600	119,167	47,863	167,031	60.1%	4Q23		1	159	119,167	47,863	167,031
Other	8	1,222	166,212	143,877	310,089	10	1,247	88,706	319,517	433,636	753,153	48.2%	4Q23-1Q25		13	2,469	485,729	577,513	1,063,242
EMEA	14	2,323	$462,033	$285,635	$747,668	20	3,052	260,434	$1,603,057	$1,798,154	$3,401,211	44.0%		10.5%	27	5,375	$2,065,090	$2,083,789	$4,148,879

Other	1	103	$24,263	$467	$24,730	2	89	7,000	$19,490	$58,047	$77,536	85.7%	2Q24		2	192	$43,753	$58,513	$102,266
Asia Pacific	1	103	$24,263	$467	$24,730	2	89	7,000	$19,490	$58,047	$77,536	85.7%		9.5%	2	192	$43,753	$58,513	$102,266

Total	22	3,905	$762,940	$609,651	$1,372,591	36	4,778	431,434	$2,333,237	$3,177,294	$5,510,531	48.2%		10.3%	43	8,683	$3,096,177	$3,786,945	$6,883,122

(1)	Unconsolidated joint ventures are excluded.
(2)	Represents costs incurred through September 30, 2023.
(3)	Represents estimated cost to complete specific scope of work pursuant to contract, budget, or approved capital plan.
(4)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(5)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars (except per square foot data) and Square Feet in Thousands	Third Quarter 2023

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6)	Investment (7)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	41.5	$179,959	—	$179,959
Development Construction in Progress
Land - Current Development (1)	N/A	719.7	$1,120,228	—	$1,120,228
Space Held for Development (1)	1,691	N/A	247,766	—	247,766	$146
Base Building Construction (2)	3,905	N/A	762,940	$609,651	1,372,591	351
Data Center Construction	4,778	N/A	2,333,237	3,177,294	5,510,531	1,153
Equipment Pool & Other Inventory (3)	N/A	N/A	131,996	—	131,996
Campus, Tenant Improvements & Other (4)	N/A	N/A	424,296	179,649	603,945
Total Development Construction in Progress	10,374	719.7	$5,020,464	$3,966,594	$8,987,057

Enhancement & Other			$19,929	$11,265	$31,194
Recurring			9,018	34,808	43,826
Total Construction in Progress		761.2	$5,229,370	$4,012,667	$9,242,036

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of September 30, 2023, which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements. Includes $190.6 million included in our Consolidated Balance Sheet related to fair value adjustments on Teraco portfolio projects that were partially constructed as of August 1, 2022.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through September 30, 2023. Excludes costs incurred by unconsolidated joint ventures.
(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget, or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars and Square Feet in Thousands	Third Quarter 2023

	Three Months Ended					Nine Months Ended
	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Sep-23	30-Sep-22

Non-Recurring Capital Expenditures (1)

Development	$953,267	$523,406	$644,910	$730,341	$583,198	$2,121,583	$1,480,449

Enhancements and Other Non-Recurring	1,317	1,479	2,796	2,023	1,571	5,592	10,268

Total Non-Recurring Capital Expenditures	$954,584	$524,885	$647,706	$732,364	$584,769	$2,127,175	$1,490,717

Recurring Capital Expenditures (2)	$90,251	$53,498	$40,465	$109,999	$66,200	$184,214	$156,467

Total Direct Capital Expenditures	$1,044,835	$578,383	$688,171	$842,363	$650,969	$2,311,389	$1,647,184

Indirect Capital Expenditures

Capitalized Interest	$29,130	$27,883	$26,771	$24,581	$17,304	$83,784	$46,186

Capitalized Overhead	23,837	23,717	23,735	22,632	21,583	71,289	65,513

Total Indirect Capital Expenditures	$52,967	$51,600	$50,506	$47,213	$38,887	$155,073	$109,699

Total Improvements to and Advances for Investment in Real Estate	$1,097,802	$629,983	$738,677	$889,576	$689,856	$2,466,462	$1,756,883

Consolidated Portfolio Net Rentable Square Feet (3)	32,603	33,858	33,511	32,905	32,170	32,603	32,170

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars and Square Feet in Thousands	Third Quarter 2023

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	314	$25,730
Boston	—	—	—	—	1	51	23,623
Chicago	1	1.4	—	$28,461	6	377	44,612
Dallas	2	60.4	—	46,716	3	77	10,138
Houston	—	—	—	—	1	14	2,726
New York	1	21.5	—	47,653	4	130	17,050
Northern Virginia	4	462.5	—	485,501	7	265	2,128
Silicon Valley	1	13.0	—	77,989	1	131	14,499
North America	9	558.8	—	$686,320	24	1,358	$140,505

Amsterdam	1	3.6	—	$10,017	2	92	$33,412
Barcelona	1	2.4	—	17,635	—	—	—
Crete	1	1.2	—	3,806	—	—	—
Dublin	2	5.0	—	17,039	—	—	—
Durban	—	—	—	—	1	14	—
Frankfurt	2	26.6	—	253,534	—	—	—
Johannesburg	1	3.6	—	4,554	—	—	—
London	1	6.7	$15,669	—	2	77	28,685
Madrid	1	1.8	18,705	—	—	—	—
Marseille	1	2.7	—	2,002	1	38	—
Maputo	1	1.2	—	2,985	—	—	—
Mombasa	1	1.0	695	—	1	12	1,622
Nairobi	2	4.4	1,236	3,049	—	—	—
Paris	2	47.8	—	51,115	—	—	—
Rome	1	55.1	—	26,798	—	—	—
Zagreb	1	6.5	—	1,855	1	13	799
Zurich	1	2.6	—	31,352	—	—	—
EMEA	20	172.3	$36,305	$425,740	8	246	$64,517

Melbourne	1	4.1	$3,879	—	—	—	—
Osaka	1	2.5	—	$8,169	—	—	—
Seoul	1	4.9	73,141	—	—	—	—
Sydney	1	18.5	66,633	—	1	88	$42,744
Asia Pacific	4	30.0	$143,653	$8,169	1	88	$42,744

Consolidated Portfolio (3)	33	761.2	$179,959	$1,120,228	33	1,691	$247,766

(1)	Represents locations acquired to support ground-up development.
(2)	Represents costs incurred through September 30, 2023. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
(3)	Consolidated portfolio does not include managed and non-managed unconsolidated joint ventures.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars and Square Feet in Thousands	Third Quarter 2023

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
MRS5 Land (5)	Land	Marseille, France	8/8/2023	$65,147	—	—	—	—	—
MRS6 Land (6)	Land	Marseille, France	9/15/2023	NM	—	—	—	—	—
Total	—	—	—	$65,147	—	—	—	—	—

Closed Dispositions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
4030-50 Lafayette, Chantilly VA	Building	Chantilly, VA	9/28/2023	$43,000	9.3% (7)	145,409	—	—	—
LHR14 (8)	Building	London	8/16/2023	145,810	9.8%	114,059	—	—	—
Total	—	—	—	$ 188,810	—	259,468	—	—	—

Closed Joint Venture Contributions:

					Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
GI Partners JV (9)	Chicago, IL	7/17/2023	$900,000	6.5%	755,660	—	—	90.7%
TPG Real Estate Partners JV (10)	Northern Virignia	7/27/2023	1,500,000	6.0%	1,067,997	—	—	94.7%
Total	—	—	$ 2,400,000	—	1,823,657	—	—	—

(1)	Represents the purchase price before contractual purchase price adjustments, transaction expenses, taxes, and potential currency fluctuations.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions, and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under active development and space held for development.
(5)	50-year right of use agreement with minimum rental payments of €62 million or $65 million over the next 30 years. Represents USD to EUR exchange rate as of 9/30/23 of 0.95x.
(6)	Purchase option with a strike price of €47 million or $49 million. Represents USD to EUR exchange rate as of 9/30/23 of 0.95x.
(7)	When adjusting annual net operating income to reflect the net impact of signed leases and known move-outs, the cap rate is not meaningful.
(8)	Represents USD to GBP exchange rate as of 9/30/23 of 0.82x.
(9)	GI Partners purchased a 65% interest in two stabilized hyperscale data centers and their associated equipment in the Chicago metro area. Digital Realty received $743 million of gross proceeds related to the joint venture and the associated financing, and maintains a 35% interest in the portfolio.
(10)	TPG Real Estate acquired an 80% interest in three stabilized hyperscale data centers in Northern Virginia. Digital Realty received $1.4 billion of gross proceeds related to the joint venture and the associated financing, and maintains a 20% interest in the portfolio.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	Third Quarter 2023

Summary Balance Sheet -	As of September 30, 2023
at the JV's 100% Share	The Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Gross cost of operating real estate	$4,740,119	$1,629,224	$24,701	$1,367,870	$7,761,914
Accumulated depreciation & amortization	(597,632)	(196,381)	—	(65,354)	(859,367)
Net Book Value of Operating Real Estate	$4,142,487	$1,432,843	$24,700	$1,302,516	$6,902,547
Cash	135,623	304,353	14,661	11,119	465,756
Other assets	1,931,298	177,597	50,381	221,904	2,381,180
Total Assets	$6,209,407	$1,914,793	$89,742	$1,535,540	$9,749,482

Debt	2,558,001	649,649	—	503,483	3,711,134
Other liabilities	384,109	164,579	81,498	44,918	675,104
Equity / (deficit)	3,267,298	1,100,564	8,244	987,138	5,363,245
Total Liabilities and Equity	$6,209,407	$1,914,793	$89,742	$1,535,540	$9,749,482

Digital Realty's ownership percentage	Various	50%	Various	42%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$924,615	$324,825	—	$213,772	$1,463,211

Summary Statement of Operations -	Three Months Ended September 30, 2023
at the JV's 100% Share	The Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Total revenues	$174,371	$63,599	$315	$26,213	$264,498
Operating expenses	(78,517)	(33,180)	(164)	(10,489)	(122,350)
Net Operating Income (NOI)	$95,854	$30,419	$152	$15,723	$142,149

Straight-line rent	(1,409)	(429)	—	592	(1,246)
Above and below market rent	3,527	—	—	(920)	2,608
Cash Net Operating Income (NOI)	$97,972	$29,991	$152	$15,395	$143,510

Interest expense	($40,800)	($981)	($1,755)	($6,885)	($50,421)
Depreciation & amortization	(79,515)	(14,987)	—	(16,541)	(111,043)
Other income / (expense)	(199)	(5,545)	(435)	(1,854)	(8,032)
FX remeasurement on USD debt	(25,084)	—	—	4,690	(20,394)
Total Non-Operating Expenses	($145,599)	($21,512)	($2,190)	($20,590)	($189,890)

Net Income / (Loss)	($49,744)	$8,906	($2,040)	($4,866)	($47,742)

Digital Realty's ownership percentage	Various	50%	Various	42%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$34,841	$15,210	$91	$6,676	$56,818

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$35,446	$14,995	$91	$6,537	$57,068

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	($21,067)	$4,454	($1,223)	($1,957)	($19,793)

Digital Realty's Pro Rata Share of Core FFO (5)	$19,663	$11,930	($1,223)	$3,323	$33,693

Digital Realty's Fee Income from Joint Ventures	$2,408	$368	—	$2,934	$5,710

(1)	Includes Ascenty, Clise, Colovore, GI Partners, Mapletree, Menlo, TPG Real Estate, and Walsh.
(2)	Includes BAM Digital Realty, Lumen, and MCDR.
(3)	Includes Medallion and Mivne.
(4)	Includes Digital Core REIT.
(5)	For a definition of Core FFO, see page 32.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Third Quarter 2023

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22

Net Income / (Loss) Available to Common Stockholders	$723,440	$108,003	$58,547	($6,093)	$226,894
Interest	110,767	111,116	102,220	86,882	76,502
Income tax expense (benefit)	17,228	16,173	21,454	(17,676)	19,576
Depreciation & amortization	420,613	432,573	421,198	430,130	388,704
EBITDA	$1,272,048	$667,866	$603,420	$493,243	$711,676
Unconsolidated JV real estate related depreciation & amortization	43,214	35,386	33,719	33,927	30,831
Unconsolidated JV interest expense and tax expense	27,000	32,105	18,556	53,481	11,948
Severance, equity acceleration, and legal expenses	2,682	3,652	4,155	15,980	1,655
Transaction and integration expenses	14,465	17,764	12,267	17,350	25,862
(Gain) / loss on sale of investments	(810,688)	(89,946)	—	6	(173,990)
Provision for impairment	113,000	—	—	3,000	—
Other non-core adjustments, net	1,719	22,132	(14,604)	15,127	(94)
Non-controlling interests	12,320	(2,538)	111	(3,326)	1,716
Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Adjusted EBITDA	$685,943	$696,604	$667,804	$638,969	$619,786

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22

Total GAAP interest expense	$110,767	$111,116	$102,220	$86,882	$76,502
Capitalized interest	29,130	27,883	26,771	24,581	17,304
Change in accrued interest and other non-cash amounts	44,183	(60,612)	38,137	(67,909)	31,860
Cash Interest Expense (2)	$184,081	$78,387	$167,128	$43,554	$125,666

Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (3)	$150,079	$149,181	$139,172	$121,645	$103,987

Coverage
Interest coverage ratio (4)	4.3x	4.5x	4.7x	5.3x	6.1x
Cash interest coverage ratio (5)	3.4x	7.4x	3.7x	11.9x	4.6x
Fixed charge coverage ratio (6)	4.1x	4.2x	4.4x	4.9x	5.5x
Cash fixed charge coverage ratio (7)	3.2x	6.6x	3.5x	10.0x	4.3x

Leverage
Debt to total enterprise value (8)(9)	30.6%	33.3%	37.3%	35.2%	34.5%
Debt plus preferred stock to total enterprise value (9)(10)	32.0%	34.7%	38.9%	36.8%	36.2%
Pre-tax income to interest expense (11)	7.7x	2.0x	1.7x	1.0x	4.1x
Net Debt to Adjusted EBITDA (12)	6.3x	6.8x	7.1x	6.9x	6.7x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash-based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred stock dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense, and preferred stock dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(8)	Mortgage debt and other loans divided by market value of common equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash, and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2023

Definition

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, provision for impairment, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership, depreciation related to non-controlling interests and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, provision for impairment, other non-core adjustments, net, non-controlling interests, preferred stock dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, provision for impairment, other non-core adjustments, net, non-controlling interests, preferred stock dividends, and gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2023

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. Same-Capital Cash NOI represents buildings owned as of December 31, 2021 of the prior year with less than 5% of total rentable square feet under development and excludes buildings that were undergoing, or were expected to undergo, development activities in 2022-2023, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented (prior period numbers adjusted to reflect current same-capital pool). However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash, and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends. For the quarter ended September 30, 2023, GAAP interest expense was $111 million, capitalized interest was $29 million and scheduled debt principal payments and preferred stock dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Nine Months Ended
(in thousands)	30-Sep-23	30-Jun-23	30-Sep-22	30-Sep-23	30-Sep-22

Operating income	$58,231	$154,860	$157,381	$390,426	$468,988

Fee income	(7,819)	(14,908)	(6,169)	(30,596)	(16,998)
Other income	—	(932)	(1,749)	(1,819)	(4,477)
Depreciation and amortization	420,613	432,573	388,704	1,274,384	1,147,803
General and administrative	108,039	105,964	95,792	321,769	294,217
Severance, equity acceleration, and legal expenses	2,682	3,652	1,655	10,489	7,519
Transaction expenses	14,465	17,764	25,862	44,496	51,416
Provision for impairment	113,000	—	—	113,000	—
Other expenses	1,295	655	1,096	1,949	8,823

Net Operating Income	$710,505	$699,629	$662,572	$2,124,099	$1,957,291

Cash Net Operating Income (Cash NOI)

Net Operating Income	$710,505	$699,629	$662,572	$2,124,099	$1,957,291

Straight-line rental revenue	(14,185)	12,116	(17,505)	(18,395)	(38,168)
Straight-line rental expense	1,632	722	2,499	1,844	3,536
Above- and below-market rent amortization	(1,127)	(1,195)	(465)	(3,548)	65

Cash Net Operating Income	$696,826	$711,272	$647,101	$2,104,000	$1,922,725

Constant Currency CFFO Reconciliation	Three Months Ended			Nine Months Ended
(in thousands)	30-Sep-23	30-Jun-23	30-Sep-22	30-Sep-23	30-Sep-22

Core FFO (1)	$500,402		$487,931	$1,501,403	$1,471,806
Core FFO impact of holding '22 Exchange Rates Constant (2)	(5,393)		—	(683)	—

Constant Currency Core FFO	$495,009		$487,931	$1,500,720	$1,471,806
Weighted-average shares and units outstanding - diluted	308,539		292,830	302,740	291,461
Constant Currency CFFO Per Share	$1.60		$1.67	$4.96	$5.05

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2023 constant with average currency translation rates that were applicable to the same periods in 2022.

Forward-Looking Statements	Financial Supplement
Third Quarter 2023

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, adjusted FFO, and net income, 2023 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	increased competition or available supply of data center space;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers and business partners during a pandemic, such as COVID-19;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2022, and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, ServiceFabric, AnyScale Colo, Pervasive Data Center Architecture, PlatformDIGITAL, PDx, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.